UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2022, Brent Berg was appointed by the board of directors (the “Board”) of Rare Element Resources Ltd. (the “Registrant”) as its President and Chief Executive Officer, effective as of November 1, 2022.

Brent Berg, 51, has over 25 years’ experience in the mining and mineral processing industry, including 16 years in mine management roles and over 11 years working for in-situ recovery operations.  From April 2020 to October 2022, he served as General Manager of Florence Copper Inc.  From January 2019 to April 2020, Mr. Berg served as Vice President of Sustainability, Health & Safety for Excelsior Mining Corp.  In addition, he spent over 21 years at Cameco Corporation in various roles, including as President of Cameco Resources, where he was responsible for oversight of the company’s U.S. operations in Wyoming and Nebraska (2013–2018), General Manager of Cameco Corporation’s Smith Ranch – Highland Operation (2011–2013), and Director of Environmental Leadership (2010–2011).  Mr. Berg is a Professional Engineer with a B.A.Sc. in Regional Environmental Systems Engineering from the University of Regina and an MBA from the University of Regina.  There are no family relationships between Mr. Berg and any director or executive officer of the Registrant, and there are no transactions between Mr. Berg and the Registrant that require disclosure pursuant to Item 404 of Regulation S-K.

Pursuant to an employment agreement (the “Employment Agreement”) between Mr. Berg and Rare Element Resources, Inc., a Wyoming corporation and wholly owned subsidiary of the Registrant (the “Company”), (i) Mr. Berg’s initial annual base salary is US$250,000; (ii) Mr. Berg will be paid by December 1, 2022 a one-time signing bonus of US$60,000, which must be repaid to the Company if Mr. Berg terminates his employment for convenience on or before November 1, 2023; (iii) Mr. Berg will be reimbursed for up to US$20,000 in certain actual, documented relocation expenses; (iv) Mr. Berg will be eligible to receive an annual performance bonus and such long-term incentive awards as may be determined by the Board; and (v) Mr. Berg will be eligible to participate in the employee benefit programs of the Registrant.

Pursuant to the terms of the Employment Agreement, Mr. Berg is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Berg for “good reason” (as defined in the Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material breach of the Employment Agreement by the Company or the failure by the Company to maintain reasonable directors and officers liability insurance acceptable to the Board, in each case which the Company has failed to cure.  The severance payment to be received by Mr. Berg upon termination under the circumstances described above will be equal to one year of Mr. Berg’s base salary in effect on the date of termination and paid to Mr. Berg in a lump sum 60 days after the date of such termination, provided that Mr. Berg has been with the Company for at least two years.  In addition, Mr. Berg’s equity incentive awards will vest as of the date of termination, provided that Mr. Berg executes a general release of claims.

Pursuant to the terms of the Employment Agreement, Mr. Berg will be indemnified by the Company for all losses, settlements and other amounts arising from all claims or proceedings in which Mr. Berg may be involved relating to the business or affairs of the Company if in each case Mr. Berg acted in good faith and in a manner that he believed to be in the best interest of the Company, and his conduct did not constitute gross negligence or willful or wanton misconduct.  In addition, during the term of Mr. Berg’s employment and for six years after his employment terminates, or so long as the Company’s directors and officers liability insurance or indemnification policy (“D&O Policy”) remains in effect, whichever period is shorter, Mr. Berg will be entitled to coverage under the D&O Policy.

As consideration for the separation benefits under the Employment Agreement, Mr. Berg agreed to certain confidentiality obligations with respect to proprietary information of the Company, the Registrant, and their respective parents, subsidiaries and related entities (the “Company Group”) gained as a result of his employment.  In addition, Mr. Berg is subject to non-compete provisions under the Employment Agreement that prohibit him from engaging in any “competitive business” (as defined in the Employment Agreement) during the term of the Employment Agreement or for a period of one year following termination within certain geographical boundaries based on the locations where the Company Group does business.  Mr. Berg is also prohibited during the term of the Employment Agreement and for one year following termination from soliciting the services of any employee of the Company Group or the business of any customer of the Company Group.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with his appointment as President and Chief Executive Officer, Mr. Berg will receive options to purchase 250,000 common shares of the Company.  The stock options will have a term of ten years, and one-third of the grant will vest on each of the one-year, two-year and three-year anniversaries following the grant date.

Item 7.01Regulation FD Disclosure.

On October 18, 2022, the Registrant issued a press release announcing, among other things, the appointment of Mr. Berg as the President and Chief Executive Officer of the Registrant.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated as of October 17, 2022 and effective as of November 1, 2022, by and between Rare Element Resources, Inc. and Brent Berg
99.1	Press release, dated as of October 18, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

*Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2022

RARE ELEMENT RESOURCES LTD.

By:	/s/ Randall J. Scott
Name:	Randall J. Scott
Title:	President and Chief Executive Officer